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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

DOWNEY FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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DOWNEY FINANCIAL CORP.
3501 Jamboree Road
Newport Beach, CA 92660
(949) 854-0300

March 17, 2004

Notice of Annual Meeting of Shareholders
Wednesday, April 28, 2004
10:00 a.m.

Irvine Marriott Hotel
18000 Von Karman Avenue
Irvine, California

Dear Friends and Shareholders:

          The Board of Directors and officers of Downey Financial Corp. ("Downey") are pleased to extend to you a cordial invitation to attend Downey’s Annual Meeting of Shareholders at the time and place shown above to:

1.          Elect three Class 3 Directors for terms of three years each;
2.          Ratify the appointment of KPMG LLP as auditors for the year 2004; and
3.          Transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

          The Board of Directors has selected February 27, 2004 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Information about the matters on which shareholders will act is included in the attached Proxy Statement. Downey’s directors and executive officers will be available at the meeting to meet with shareholders.

          Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we ask that you PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. Thank you in advance for your cooperation.

          We look forward to seeing you at the meeting.

Sincerely yours,

MAURICE L. McALISTER	CHERYL E. OLSON
Chairman of the Board	Vice Chairman of the Board

MARANGAL I. DOMINGO
President and Chief Executive Officer

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DOWNEY FINANCIAL CORP.
3501 Jamboree Road
Newport Beach, California 92660

PROXY STATEMENT

          This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders of Downey Financial Corp., a Delaware corporation ("Downey"), to be held at 10:00 a.m., local time, on Wednesday, April 28, 2004, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, and any adjournments thereof (the "Annual Meeting"). Certain of the information provided in this Proxy Statement relates to Downey Savings and Loan Association, F.A. and any predecessor entity (the "Bank"), a wholly owned subsidiary of Downey. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 16, 2004. The mailing address of the principal office of Downey is 3501 Jamboree Road, Newport Beach, California 92660. Downey’s telephone number is (949) 854-0300.

RECORD DATE AND VOTING OF SHARES

          On February 27, 2004, the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting, 27,953,747 shares of Downey’s common stock ("Common Stock") were outstanding. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. The three director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

VOTING AND REVOCATION OF PROXIES

          All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are specified, such shares will be voted FOR the election of the Board’s nominees for directors presented under Proposal 1 and FOR the ratification of KPMG LLP as auditors for the year 2004 presented under Proposal 2. If for any reason one or more of the nominees should be unable or refuse to serve as a director (an event which the Board does not anticipate), the persons named in the enclosed proxy, in their discretion, will vote for substitute nominees of the Board unless otherwise instructed. If any other matters are properly presented to the Annual Meeting for action (including any proposal to adjourn the Annual Meeting), the persons named in such proxy and acting thereunder will vote in accordance with their best judgment on such matters.

          Any shareholder may revoke his or her proxy at any time before it is voted by filing with the General Counsel/Corporate Secretary of Downey a written instrument revoking it or by filing a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect the right of a shareholder to vote in person if such shareholder should decide to attend the Annual Meeting and desires to vote in person.

SOLICITATION OF PROXIES

          Downey will bear the cost of soliciting proxies. Directors and officers of Downey and directors, officers and employees of the Bank may solicit proxies personally, by mail, telephone, telecopier or other electronic transmission. Such directors, officers or employees will receive no compensation for their solicitation services other than their regular salaries, but may be reimbursed for out-of-pocket expenses. Downey will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

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PROPOSAL 1. ELECTION OF DIRECTORS

          The directors of Downey are divided into three classes, as nearly equal in number as possible, with one class to be elected annually. The members of each class are elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors being elected each year. Article III, Section 3.2 of Downey’s Bylaws provides that the Board shall be composed of not less than seven nor more than nine members, the exact number to be fixed by the Board.

          Accordingly, at this Annual Meeting, three Class 3 Directors are to be elected to serve three-year terms and until their respective successors are elected and qualified. The following persons have been nominated by the Board to serve as directors:

For election as Class 3 Directors to hold office until the 2007 Annual Meeting of Shareholders, and until their successors are duly elected and qualified: Marangal I. Domingo, James H. Hunter and Brent McQuarrie.

          The Board of Directors unanimously recommends a vote "FOR" the election of each of the nominees.

Information Concerning Nominees and Directors

          Certain information concerning each nominee for director and each current director is set forth below. For information regarding ownership of Downey Common Stock by nominees and directors of Downey, see "Security Ownership of Directors and Executive Officers" below. There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as director.

          The following table sets forth certain information concerning (i) the three nominees standing for election to the Board at the Annual Meeting, and (ii) all other directors whose terms as directors will continue after the Annual Meeting.

			Director of	Year
	Age At		Downey	Term
Name	February 27, 2004	Position(s) Currently Held	Since (1)	Expires

Nominees For Election
Class 3
Marangal I. Domingo	43	President and	New Director	No prior term
		Chief Executive Officer
James H. Hunter	45	Director	2002	2004
Brent McQuarrie	52	Director	1994	2004

Continuing Directors
Class 1
Gerald E. Finnell	64	Director	2003	2005
Maurice L. McAlister	78	Director/Chairman	1994	2005
Daniel D. Rosenthal	51	Director	1998	2005

Class 2
Michael B. Abrahams	51	Director	1999	2006
Cheryl E. Olson	47	Director/Vice Chairman	1994	2006
Lester C. Smull	71	Director	1994	2006

(1) Downey was organized on October 21, 1994. Prior thereto, Brent McQuarrie, Maurice L. McAlister, Cheryl E. Olson and Lester C. Smull were directors of the Bank.

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Nominees for Election at this Meeting, as Class 3 Directors, to Terms Expiring in 2007

          Marangal I. Domingo–Mr. Domingo was appointed as the President and Chief Executive of Downey and the Bank as of February 2, 2004. Prior to joining Downey, Mr. Domingo served as Executive Vice President in charge of Capital Markets for the Home Loans and Insurance Services Group of Washington Mutual, Inc. Previously, Mr. Domingo served as Senior Vice President and Treasurer at both Washington Mutual and American Savings.

          James H. Hunter–Mr. Hunter has served as a director of Downey and the Bank since 2002. Mr. Hunter’s principal occupation for the past several years has been Executive Vice President of Planning and Acquisition for The Corky McMillin Companies, a San Diego based residential real estate developer. Mr. Hunter has been with The Corky McMillin Companies since 1990, following nine years with Exxon Co., U.S.A. where he held various engineering, management and supervisory positions associated with oil and gas exploration and production, and was involved in several major acquisitions.

          Brent McQuarrie–Mr. McQuarrie is a director of Downey and the Bank. Mr. McQuarrie has served as a director of the Bank since 1987. Mr. McQuarrie’s principal occupation for more than the past five years has been President and director of Legacy Realty and Investment Corp., a Utah real estate and development company, formerly known as Seven Peaks Development.

Class 1 Directors Whose Present Terms Continue until 2005

          Gerald E. Finnell–Mr. Finnell has served as a director of Downey and the Bank since 2003. Mr. Finnell was an audit partner with KPMG LLP from 1962 to 1995, served as a director of KPMG LLP from 1987 to 1994, was Chairman of the Board and a member of the Audit and Compensation Committees of BlueStone Holding Corp. (formerly HealthStar Corp.) from 1997 to 1999 and was a director and a member of the Audit and Finance Committees of Westminster Capital, Inc. from 1997 to 1999.

          Maurice L. McAlister–Mr. McAlister is the Chairman of the Board of Directors of both Downey and the Bank and was a co-founder of the Bank together with the other co-founder, the late Gerald H. McQuarrie. Mr. McAlister served as President of the Bank from 1957 until his retirement in September 1991. In addition, Mr. McAlister is a director and President of McAlister Investments, Inc., an affiliate of Downey.

          Daniel D. Rosenthal–Mr. Rosenthal has served as a director of Downey and the Bank since 1998 and served as the President and Chief Executive Officer of Downey and the Bank from November 1998 until January 2004. In February 2004, Mr. Rosenthal returned to his prior position as President of DSL Service Company. Mr. Rosenthal joined the Bank in 1975, was appointed a director of DSL Service Company, and was appointed as DSL Service Company’s Acting President in 1993. Mr. Rosenthal was named President of DSL Service Company in 1994 and was Senior Vice President and Director of Major Loans of the Bank. During 1998, Mr. Rosenthal served as the Chief Operating Officer of the Bank.

Class 2 Directors Whose Present Terms Continue until 2006

          Michael B. Abrahams–Mr. Abrahams has served as a director of Downey and the Bank since 1999. Mr. Abrahams is a Managing Director at Hoefer & Arnett, Inc., a San Francisco based investment banking firm specializing in financial institutions. Mr. Abrahams was a senior research analyst for Sutro & Co. from 1996 to 1999 and a Senior Vice President, Investment Banking with Oppenheimer & Co., Inc. from 1991 to 1996. In addition to serving as a research analyst at Bateman Eichler, Hill Richards from 1988 to 1991 and Johnston, Lemon & Co. in Washington, DC from 1986 to 1988, Mr. Abrahams was a policy analyst in the Executive Office of the President, Office of Management and Budget, Washington, DC from 1981 to 1986.

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          Cheryl E. Olson–Mrs. Olson is the Vice Chairman of the Boards of Downey and the Bank. Mrs. Olson has served as a director of the Bank since 1987. Mrs. Olson is actively involved in a variety of real estate development, management and consultant activities. Mrs. Olson also serves on the Board of Directors of Arrow Records, Inc. Mrs. Olson is the daughter of Maurice L. McAlister, Chairman of the Board of both Downey and the Bank.

          Lester C. Smull–Mr. Smull is a director of Downey and the Bank and has served as a director since 1994. In 1970, Mr. Smull founded Business Properties Development Company ("Business Properties"), a real estate development company with offices in Irvine, California and Phoenix, Arizona. Business Properties’ activities consist of the development, construction and management of commercial shopping centers, office and industrial buildings throughout California and Arizona, in addition to land acquisition, planning, design, property management, marketing and asset management services. Mr. Smull is also a licensed general contractor and operates Business Properties Construction Company.

Retiring Director

          Dr. Paul Kouri–Dr. Kouri served as a director of the Bank since 1959 and is retiring as of the Annual Meeting.

PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS

          The Audit Committee of the Board has appointed KPMG LLP as Downey’s auditors for 2004 and this appointment is being submitted to the shareholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, such vote would be considered in connection with the appointment of auditors for the next year.

          KPMG LLP was Downey’s auditor for the year ended December 31, 2003, and their representative is expected to attend the Annual Meeting.

          In 1989, the Board engaged KPMG LLP as Downey’s independent auditor and the relationship which has existed has been the customary relationship between an independent accountant and client.

          The Board recommends that shareholders vote "FOR" this proposal. Proxies, unless indicated to the contrary, will be voted "FOR" this proposal.

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BOARD COMMITTEES AND MEETING ATTENDANCE

          Downey has four Board Committees: Audit, Compensation, Executive and Nominating and Corporate Governance. Membership in the committees, as of the record date of February 27, 2004, is as follows:

Nominating and
Audit	Compensation	Corporate Governance
Gerald E. Finnell, Chair	Michael B. Abrahams, Chair	Cheryl E. Olson, Chair
Michael B. Abrahams	Cheryl E. Olson	Maurice L. McAlister
Dr. Paul Kouri *	James H. Hunter	Brent McQuarrie
Brent McQuarrie

Executive
Maurice L. McAlister, Chair
Cheryl E. Olson
Brent McQuarrie
Daniel D. Rosenthal

* Dr. Kouri is retiring as of this year’s Annual Meeting.

Audit Committee	Twelve Meetings in 2003
  Responsible for the engagement of Downey’s and the Bank’s independent accountants and assuring their independence and objectivity;
  Reviews the scope of the audit plans of the independent accountants and the internal auditors;
  Oversees Downey’s and the Bank’s policies pertaining to the effectiveness of internal controls, financial reporting, compliance and risk management;
  Reviews the objectivity, effectiveness and resources of the internal audit and internal asset review functions which report directly to the Audit Committee;
  Reviews non-audit services to be performed by the independent accountants; and
  Reviews the appropriateness of fees for audit and non-audit services performed by the independent accountants.
Compensation Committee	Six Meetings in 2003
  Establishes the overall compensation and benefits policies for Downey and the Bank;
  Reviews and recommends to the Board, the salary and incentive compensation for the President and Chief Executive Officer;
  Reviews and approves the salaries and incentive compensation for other executive officers of Downey and the Bank; and
  Reviews and approves the short-term and long-term incentive compensation programs, including individual performance goals.

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Nominating and Corporate Governance Committee	One Meeting in 2003

          Reviews and makes recommendations to the Board regarding:

  Oversight of Board activities related to corporate governance and organization structure;
  Qualifications for director candidates;
  Candidates for election and re-election to the Board;
  Candidates for the position of Chairman of the Board, and President and Chief Executive Officer; and
  The performance of the President and Chief Executive Officer, in conjunction with the Compensation Committee.
Executive Committee	No Meetings in 2003
  Exercises the powers of the Board when the Board is not in session, except for the authority to approve the declaration of dividends and except as may otherwise be limited or restricted under applicable Delaware law or under Downey’s Certificate of Incorporation or Bylaws.

          Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting.

          During 2003, the Board met 11 times for regular meetings. All directors attended at least 75% of the aggregate meetings held during 2003 by the Board and the committees of the Board on which they served. Directors meet their responsibilities by attending Board and committee meetings, attending director education courses and reviewing director education materials and communicating with the Chairman, Vice Chairman, President and Chief Executive Officer and other members of management on matters affecting Downey and the Bank.

DIRECTOR INDEPENDENCE

          On November 4, 2003, the Securities and Exchange Commission ("SEC") approved the final corporate governance rules of the New York Stock Exchange ("NYSE"), including final criteria for director independence and a requirement that listed companies have a majority of independent directors. Applying the NYSE’s final independence criteria, in December 2003, the Board determined that seven directors (Abrahams, Finnell, Hunter, Kouri, McAlister, McQuarrie and Olson) are independent, because each director has no material relationship with Downey or the Bank, either directly or as a partner, shareholder or officer of an organization that has a relationship with Downey or the Bank. The Board also determined that the remaining two directors (Rosenthal and Smull) are not independent.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth certain information as of February 27, 2004, regarding the beneficial ownership of shares of Common Stock by each director, each of the executive officers named in the Summary Compensation Table on Page 19 and by all directors and executive officers as a group. Unless otherwise stated, the beneficial owner exercises sole voting and investment power over their shares.

	Aggregate Number of		Percent of
Name of Beneficial Owner	Shares Beneficially Owned		Outstanding Shares

Maurice L. McAlister	5,630,760	(1)	20.1
Cheryl E. Olson	566,580	(2)	2.0
Brent McQuarrie	417,177	(3)	1.5
Daniel D. Rosenthal	108,376	(4)	*
Dr. Paul Kouri	13,639	(5)	*
James H. Hunter	4,907	(6)	*
Michael B. Abrahams	4,000		*
Marangal I. Domingo	2,000		*
Lester C. Smull	598		*
Gerald E. Finnell	500		*
Jane Wolfe	16,470	(7)	*
John R. Gatzke	3,978		*

All Directors and Executive Officers
as a Group (17 persons)	6,796,102	(8)	24.3%

(1) Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares.
(2) Includes 16,294 shares over which Mrs. Olson shares voting and investment power.
(3) Includes 174,100 shares held by Mr. McQuarrie as Trustee for Jared McQuarrie, Jennifer McQuarrie, Justin McQuarrie and Jamie McQuarrie (Four Jays, Ltd.). In addition, Mr. McQuarrie shares voting and investment power with his spouse, Kathryn McQuarrie, as Co-trustor and Co-trustee with respect to 36,420 shares, all of which are held in trust for the benefit of their children. Mr. McQuarrie holds 2,967 shares in an Individual Retirement Account and Mr. McQuarrie’s spouse, Kathryn McQuarrie, holds 827 shares in an Individual Retirement Account. Mr. McQuarrie holds sole voting and investment power with respect to 1,050 shares and Mr. McQuarrie’s spouse, Kathryn McQuarrie, holds sole voting and investment power with respect to 1,080 shares. Mr. McQuarrie’s daughter, Jamie McQuarrie, holds sole voting and investment power with respect to 733 shares. Mr. McQuarrie holds 200,000 shares through Next Generation, Ltd., a Utah limited partnership, in which he serves as General Partner.
(4) Includes options covering 29,484 shares that are exercisable within 60 days.
(5) Dr. Kouri shares voting and investment power with respect to 4,687 shares.
(6) Mr. Hunter holds 4,907 shares through Llano Development, Inc. – Profit Sharing Plan and Trust.
(7) Includes options covering 14,536 shares that are exercisable within 60 days.
(8) Includes shared voting and investment power over 5,907,689 shares, includes options covering 67,450 shares that are excercisable within 60 days.
* Less than 1% of outstanding Common Stock at February 27, 2004.

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EXECUTIVE OFFICERS

          Executive officers are elected annually and serve at the pleasure of the Board.

          The following table sets forth the names of the current executive officers of Downey and the Bank, along with certain other information relating to such persons:

	Age At
Name	February 27, 2004	Current Position

Marangal I. Domingo	43	President and Chief Executive Officer of
		Downey and the Bank

Jane Wolfe	58	Executive Vice President and Chief
		Administrative Officer of Downey and the Bank

Thomas E. Prince	57	Executive Vice President and Chief Financial
		Officer of Downey and the Bank

Gary F. Torrell	48	Executive Vice President, General Counsel and
		Corporate Secretary of Downey and the Bank

Stanley M. Tarbell	43	Senior Vice President and Tax Director of
		Downey and the Bank

John R. Gatzke	43	Executive Vice President and Chief Lending
		Officer of the Bank

Lillian E. Gavin	41	Executive Vice President and Director of
		Compliance and Risk Management of the Bank

Richard D. Grout	48	Executive Vice President and Director of Retail
		Banking of the Bank

Lelah Jenkins	57	Executive Vice President and Chief Information
		Officer of the Bank

Kendice K. Briggs	36	Senior Vice President and Director of Human
		Resources of the Bank

Kevin W. Hughes	42	Senior Vice President and Director of Portfolio
		Management and Secondary Marketing of the
		Bank
Edward A. Luther	47	Senior Vice President and Director of Major
		Loans of the Bank

Kent J. Smith	42	Senior Vice President and Controller of the Bank

Richard B. Swinney	55	Senior Vice President and Director of Lending
		Operations of the Bank

          Marangal I. Domingo–See Page 3 for a description of Mr. Domingo’s business background.

          Jane Wolfe–Ms. Wolfe was appointed Executive Vice President and Chief Administrative Officer of the Bank in January 2001. Prior to re-joining the Bank as Executive Vice President and Chief Lending Officer in April 1994, Ms. Wolfe served as Senior Vice President and Manager of Mortgage Lending for Liberty National Bank from September 1993 to April 1994. Ms. Wolfe acted as a mortgage lending consultant to several financial institutions from November 1992 to September 1993. From August 1978 to November 1992, Ms. Wolfe served as Executive Vice President and Chief Lending Officer of the Bank and Chief Underwriter and Underwriter from July 1974 to February 1977.

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          Thomas E. Prince–Prior to joining the Bank as Executive Vice President and Chief Financial Officer in May 1992, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller.

          Gary F. Torrell–Prior to joining the Bank as Executive Vice President, General Counsel and Corporate Secretary in January 2002, Mr. Torrell was senior counsel at City National Bank. From 1983 through 1999, Mr. Torrell was in private practice, including six years as a partner at Paul, Hastings, Janofsky & Walker, LLP.

          Stanley M. Tarbell–Mr. Tarbell has been Tax Director of the Bank since 1989 and was appointed Senior Vice President in June 1998. Mr. Tarbell joined the Bank as Tax Manager in 1987, and prior thereto, was a practicing Certified Public Accountant with the firm of Kenneth Leventhal and Company.

          John R. Gatzke–Mr. Gatzke was appointed Executive Vice President and Chief Lending Officer of the Bank in January 2001. Prior thereto, Mr. Gatzke served as Senior Vice President and Assistant Chief Lending Officer of the Bank from June 1998 to January 2001. Prior thereto, Mr. Gatzke served as Regional Manager of Wholesale and Retail Lending of the Bank, and in 1997 was appointed Senior Vice President and Director of Wholesale Lending of the Bank. Mr. Gatzke previously held positions with the Bank from 1986 to 1990 and served as a loan officer. Prior to re-joining the Bank in 1992, Mr. Gatzke was employed by Knight Ridder Newspapers from 1990 to 1991, responsible for marketing and sales of real estate advertising.

          Lillian E. Gavin–Ms. Gavin was appointed Executive Vice President, Director of Compliance and Risk Management of the Bank in December 1998. Prior to joining the Bank as Senior Vice President, Director of Compliance and Risk Management in 1997, Ms. Gavin was a senior examiner with the Office of Thrift Supervision and its predecessor, the Federal Home Loan Bank Board, since 1987, and was a bank liquidation specialist with the Federal Deposit Insurance Corporation from 1984 to 1987.

          Richard D. Grout–Mr. Grout was appointed Executive Vice President, Director of Retail Banking of the Bank in March 2000. Previously, Mr. Grout was with Union Bank of California and was responsible for the bank’s mortgage origination for Los Angeles County. From 1995 to 1998, Mr. Grout was with Home Savings of America and American Savings Bank from 1984 to 1995, where he held various retail banking management positions.

          Lelah Jenkins–Ms. Jenkins was appointed Executive Vice President, Chief Information Officer of the Bank in November 2002. From 1999 to 2002, Ms. Jenkins served as Senior Vice President, Technology Strategy at California Federal. From 1995 to 1999, Ms. Jenkins served as Executive Vice President, Chief Information Officer at Glendale Federal. From 1991 to 1995, Ms. Jenkins served as Director, Company-Wide Financial Systems for The Walt Disney Company. From 1986 to 1991, Ms. Jenkins served as Vice President, Systems and Programming at Glendale Federal Bank.

          Kendice K. Briggs–Ms. Briggs was appointed Senior Vice President, Director of Human Resources of the Bank in November 2000. Ms. Briggs joined the Bank in 1995 as an employment supervisor and was appointed Vice President and Manager of Human Resources in July 1998. Prior thereto, Ms. Briggs managed the Human Resources Department for Imperial Thrift and Loan Association from 1991 to 1995 and, prior thereto, worked for the accounting firm of Coopers & Lybrand in their Professional Personnel Department.

          Kevin W. Hughes–Mr. Hughes was appointed Senior Vice President, Director of Portfolio Management and Secondary Marketing in February 2000. Mr. Hughes joined the Bank as Vice President and Director of Secondary Marketing in 1998 and prior thereto, was Vice President, Portfolio Manager for Washington Mutual Bank. Prior thereto, Mr. Hughes held various positions with American

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Savings Bank from 1988 to 1997, with American Savings and Loan Association from 1984 to 1988, and with State Savings and Loan Association from 1982 to 1984.

          Edward A. Luther–Mr. Luther was appointed Senior Vice President, Director of Major Loans in February 1999. Mr. Luther joined the Bank in January 1993 as the Environmental Risk Analyst and became the Construction Disbursement Manager for the Major Loan Department. Mr. Luther became a Vice President, Senior Account Officer in August 1996 and became the Operations Manager of the Major Loan Department in June 1997. Prior to joining the Bank, Mr. Luther was a Vice President, Loan Officer with Great American Bank.

          Kent J. Smith–Mr. Smith was appointed Senior Vice President, Controller of the Bank in January 2001. Prior thereto, Mr. Smith served as Vice President, Acting Controller of the Bank from August 2000 and Vice President, Assistant Controller of the Bank from June 1998 to July 2000. Mr. Smith joined the Bank in October 1992 as a Senior Internal Auditor and was appointed Financial Reporting Manager in February 1996.

          Richard B. Swinney–Mr. Swinney joined the Bank in May 2003 as Vice President and Senior Counsel, and was appointed Senior Vice President and Director of Lending Operations in June 2003. His legal career has spanned twenty-five years, eighteen of which have been with financial institutions, including Washington Mutual, Great Western and American Savings.

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AUDIT COMMITTEE REPORT

          The Audit Committee of the Board is responsible for monitoring the integrity of Downey’s financial reporting process and systems of internal controls regarding financial reporting, accounting and legal compliance. In addition, the Audit Committee is responsible for monitoring the independence and performance of Downey’s independent auditors, the internal auditing department and the internal asset review function. The Audit Committee also facilitates communication among the independent auditors, management, the internal auditing department, the internal asset review department and the Board. The current members of the Audit Committee are Gerald E. Finnell, Chair, Michael B. Abrahams, Dr. Paul Kouri and Brent McQuarrie. The Board has determined that each member of the Audit Committee is independent under applicable listing standards and that Gerald E. Finnell qualifies as an "audit committee financial expert."

Audit Philosophy

          During 2004, the Board approved a revised Audit Committee charter to comply with new rules relating to the functioning of corporate audit committees promulgated by the SEC and NYSE. The revised charter is attached to this Proxy Statement as Appendix A. The charter is also available on Downey’s website at www.downeysavings.com by clicking on "Investor Relations" and then "Corporate Governance." The Audit Committee also has a written pre-approval policy for audit-related and tax services, which is attached to this Proxy Statement as Appendix B.

          During 2003, the Audit Committee met 12 times. The Audit Committee reviewed and discussed with management Downey’s quarterly earnings releases and financial statements as well as the annual audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

           Communications with Audit Committee

          The Audit Committee discussed with the independent auditors changes in significant accounting policies, the process used by management in formulating material accounting estimates and the independent auditor’s conclusions regarding the reasonableness of such policies, estimates and adjustments arising from the audit, if any, and any disagreements with management over the application of accounting principles.

          The Audit Committee received, reviewed and discussed with the independent auditors, the auditor’s written disclosures regarding independence and the letter from the auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based on the review of such disclosures and giving consideration to the non-audit services provided by KPMG LLP during 2003, the Audit Committee has concluded that KPMG’s independence has not been impaired or compromised.

Fees

          During 2003 and 2002, Downey paid KPMG LLP the following amounts for the services as described below:

           Audit Fees

          Downey paid KPMG LLP the following amounts as fees for audit and review of the annual financial statements and the review of the unaudited financial statements included in the Form 10-Qs:

                    2003:          $281,600.

                    2002:          $220,000.

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           Audit-Related Fees

          Downey paid KPMG LLP the following amounts as fees for assurance and related services by the principal accountant reasonably related to the performance of the audit or review of the financial statements not reported above under Audit Fees:

                    2003:          $20,000.

                    2002:          $18,500.

           Tax Fees

          Downey paid KPMG LLP the following amounts as fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning:

                    2003:          $8,950 for review of tax returns;

                                       $229,318 for assistance in obtaining sales tax refunds related to activities of a former subsidiary; and

                                       $7,270 for assistance on particular tax issues.

                    2002:          $12,210 for review of tax returns; and

                                       $95,375 for assistance on particular tax issues.

           All Other Fees

          During 2003 and 2002, Downey did not pay KPMG LLP fees for any other services.

          Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Downey’s Form 10-K filed with the SEC.

Respectfully submitted,

Gerald E. Finnell, Chairman
Michael B. Abrahams
Dr. Paul Kouri
Brent McQuarrie

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COMPENSATION COMMITTEE REPORT

          The current members of the Compensation Committee are Michael B. Abrahams, Chair, Cheryl E. Olson and James H. Hunter. The Board has determined that each member of the Compensation Committee is independent under applicable listing standards. During 2004, the Board approved a written charter for the Compensation Committee to comply with SEC and NYSE requirements. The charter is available on Downey’s website at www.downeysavings.com by clicking on "Investor Relations" and then "Corporate Governance."

Compensation Philosophy

          The Compensation Committee’s goal is to align compensation programs with the strategic direction of Downey and the Bank and to attract, motivate and retain the best qualified employees. In carrying out its duties, the Compensation Committee evaluates compensation and benefits programs, including both qualified and nonqualified programs, and other benefits programs affecting all employees to ensure they are cost effective, competitive and fair.

          The Compensation Committee periodically compares Downey’s pay policies to peer group institutions. The Compensation Committee strives to implement benefits programs which, based upon competitive and cost considerations, deliver the highest level of value consistent with corporate and shareholder interests. Total compensation (including benefits) is established in the context of overall job responsibilities, achieving corporate and individual performance goals and objectives, as well as competitive compensation conditions.

2003 Compensation Programs

          During 2003, the components of the compensation programs included a base salary, a bonus program ("Annual Incentive Plan"), the 1994 Long-Term Incentive Plan, a Deferred Compensation Plan, a Section 125 Cafeteria Plan (i.e., medical, vision, dental and life coverages) and an Employees’ Retirement and Savings Plan (401(k) Plan).

           Base Salary

          During 2003 and early 2004, the Compensation Committee recommended, and the Board approved, the base salaries of Daniel D. Rosenthal, the former President and Chief Executive Officer and Marangal I. Domingo, the current President and Chief Executive Officer. The Compensation Committee also approved the base salaries of ten other executive officers. The Compensation Committee based its recommendations and approvals on assessment of market conditions and competitive factors, including salary surveys from nationally recognized third parties and salary surveys among the Bank’s competitors.

           Annual Incentive Plan

          During 2003, the Compensation Committee reviewed and the Board approved an Annual Incentive Plan for Downey. Individual performance objectives were established for all eligible participants in the Annual Incentive Plan based upon their individual responsibilities and Downey’s 2003 approved corporate performance target for net income, which aligned each participant’s compensation with Downey’s approved business plan. During 2003, bonus incentives targeted under the Annual Incentive Plan for the President (who is also the Chief Executive Officer), and the Chief Administrative Officer were targeted at 120% and 100% of their base salary, respectively. Other executive officers and eligible participants of Downey and the Bank were targeted at between 25% and 100% of their base salary. Pursuant to the Annual Incentive Plan, those targeted amounts may be adjusted based upon individual and corporate performance goals which provide for a potential bonus payment of up to 168% of an individual’s targeted bonus amount. However, to the extent that actual corporate performance was 80%

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or below the approved corporate performance goal, no bonus amounts were to be paid to participants pursuant to the Annual Incentive Plan.

          During 2003, Downey achieved 96% of its corporate performance target. Based upon 2003 corporate and individual participant performance, bonuses paid, relative to the targeted amounts for all such participants, represented, on average, 93% of the bonus target.

           1994 Long-Term Incentive Plan

          In 1994, the Bank’s Board approved a Long-Term Incentive Plan (the "LTIP"). The LTIP was submitted to the Bank’s shareholders for approval at a special meeting of shareholders held on December 21, 1994. Thereafter, the LTIP was adopted and ratified by Downey and, pursuant thereto, shares of Downey are to be issued upon the exercise of options or payments of other awards for which payment is to be made in stock.

          The LTIP was adopted to promote and advance the interests of Downey and its shareholders by providing a means by which selected officers and employees would be given an opportunity to acquire stock in Downey and other incentive-based awards, to assist in attracting and retaining the services of employees holding key positions and to provide incentives for such key employees to exert maximum efforts toward results that are in the best interests of all shareholders. Incentive stock options may be granted under the LTIP only to officers and key employees, including directors if they are employees. Currently, approximately 38 officers and key employees are eligible to receive awards under the LTIP. The LTIP is administered by the Compensation Committee and, during 2003, no stock option grants or other awards were made under the LTIP.

           Deferred Compensation Program

          During 1995, the Compensation Committee reviewed and the Board approved implementation of a Deferred Compensation Plan for key management employees and directors. The Deferred Compensation Plan is considered to be an essential element in a comprehensive competitive benefits package designed to attract and retain individuals who contribute to the success of Downey. Participants are eligible to defer compensation on a pre-tax basis, including director fees, and earn a competitive interest rate on the amounts deferred. During 1999, the Board terminated the 1995 Deferred Compensation Plan and a 1999 Deferred

Compensation Program was approved for key management employees and directors. Currently, 99 management employees and eight directors are eligible to participate in the program. During 2003, 15 management employees elected to defer compensation pursuant to the 1999 Deferred Compensation Program.

           Employees’ Retirement and Savings Plan

          The Bank offers to its employees a 401(k) plan. It is called the Downey Savings and Loan Association, F.A. Employees’ Retirement and Savings Plan. Participants are permitted to make contributions on a pre-tax basis, a portion of which is matched by the Bank. For 2003, the Bank contributed $1.7 million as the employer match to the Downey Savings and Loan Association, F.A. Employees’ Retirement and Savings Plan.

           Employee Stock Purchase Plan

          Downey offers its employees participation in Downey’s Employee Stock Purchase Plan. Downey believes that ownership of Downey’s stock by employees will foster greater employee interest in Downey’s success, growth and development and will be to the mutual benefit of the employee and Downey. The Employee Stock Purchase Plan is designed to provide employees a continued opportunity to purchase Downey stock through systematic payroll deductions. Downey bears all costs of administering the Employee Stock Purchase Plan, including broker’s fees, commissions, postage and

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other costs incurred with stock purchases. If an employee elects to terminate participation in the Employee Stock Purchase Plan, or sells stock acquired through the Employee Stock Purchase Plan, the employee is responsible for the associated costs.

           President and Chief Executive Officer Compensation

During 2003, Daniel D. Rosenthal served as President and Chief Executive Officer of Downey and the Bank. In accordance with the Annual Incentive Plan and achievement of Downey’s 2003 corporate performance target, the Compensation Committee recommended and Downey’s Board approved an incentive compensation payment to Mr. Rosenthal of $403,200, which amount represents 96% of the targeted incentive amount.

          On February 2, 2004, Marangal I. Domingo became President and Chief Executive Officer of Downey and the Bank. Prior to that date, the Compensation Committee recommended and the Board approved an employment agreement for Mr. Domingo, a copy of which is Exhibit 10.16 to Downey’s Form 10-K filed with the SEC. The employment agreement provides for Mr. Domingo to receive a base salary of $750,000 per year plus a bonus of up to $1 million per year tied to Downey’s annual return on equity performance. Mr. Domingo also received a signing bonus of $250,000, a $39,000 relocation package plus up to $25,000 for moving expenses. The employment agreement also provides for severance to Mr. Domingo of $750,000 if he is terminated without cause or demoted, his base salary or bonus is reduced or a change in control occurs. For 2004, the severance to Mr. Domingo will also include a pro-rated portion of his bonus.

           Retirement Package for Chief Administrative Officer

          In recognition of Ms. Wolfe’s valuable service to the Bank since 1974, the Compensation Committee recommended and the Board approved a retirement package. If Ms. Wolfe retires in 2004, she will receive (i) at retirement, a lump sum payment equal to her annual base salary of $400,000 plus her pro-rated 2004 bonus (calculated at the rate of $33,333 per month); plus (ii) $1500 per month for 60 consecutive months after retirement (total $90,000). At the Compensation Committee’s option (and if Ms. Wolfe so requests), this $90,000 may be paid in a single lump sum, discounted to its present value. In addition, after retirement, Ms. Wolfe will remain available as a consultant to the Bank for the balance of 2004 and, for the months the Bank chooses to retain Ms. Wolfe as a consultant, she will be compensated at the rate of $66,667 per month.

          The Compensation Committee believes that the management team is dedicated to achieving significant improvement in Downey’s long-term financial performance. The Compensation Committee further believes that Downey’s compensation policies are designed to align closely the financial interests of senior executive management with the interests of Downey’s shareholders and, as administered by the Compensation Committee, will enhance management’s efforts in these areas.

Respectfully submitted,

Michael B. Abrahams, Chairman
Cheryl E. Olson
James H. Hunter

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COMPENSATION

Executive Compensation

          The following Summary Compensation Table sets forth all compensation from Downey and its subsidiaries for services rendered during 2003, 2002, and 2001 which was earned, awarded or paid to Downey’s Chief Executive Officer and Downey’s four other most highly compensated executive officers (collectively, the "Named Executives").

				Long-Term Compensaiton
				Awards		Payouts
	Annual Compensation			Restricted	Securities
				Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Award(s)	Options	Payouts	Compensation

Daniel D. Rosenthal	2003	$350,000	$403,200	---	---	---	$6,000	(1)
President and	2002	350,000	126,000	---	---	---	6,000	(1)
Chief Executive Officer	2001	325,000	477,360	---	---	---	5,098	(1)

Jane Wolfe	2003	$320,650	$307,824	---	---	---	$6,000	(1)
Executive Vice President and	2002	291,500	87,450	---	---	---	8,954	(1)
Chief Administrative Officer	2001	275,016	336,600	---	---	---	4,689	(1)

John R. Gatzke	2003	$220,374	$211,559	---	---	---	$7,500	(1)
Executive Vice President	2002	207,907	162,370	---	---	---	5,521	(1)
and Chief Lending Officer	2001	198,008	242,352	---	---	---	5,215	(1)

Kevin W. Hughes	2003	$228,429	$182,740	---	---	---	$3,979	(1)
Senior Vice President	2002	180,200	30,624	---	---	---	1,126	(1)
Portfolio Management Director	2001	170,000	41,616	---	---	---	3,965	(1)

Edward A. Luther	2003	$194,688	$130,830	---	---	---	$4,650	(1)
Senior vice President	2002	187,200	32,760	---	---	---	3,354	(1)
Director, Major Loans	2001	180,000	128,520	---	---	---	3,497	(1)

(1) Includes all other compensation as follows:

				Company			Total
		Deferred	Flex	Matching			All Other
		Comp	Benefit	401(k)	Service	Prize	Annual
Name	Year	Interest	Credits	Contributions	Award	Award	Comp

Daniel D. Rosenthal	2003	---	---	$6,000	---	---	$6,000
	2002	---	---	6,000	---	---	6,000
	2001	---	3,398	1,700	---	---	5,098

Jane Wolfe	2003	---	---	$6,000	---	---	$6,000
	2002	---	---	5,954	$3,000	---	8,954
	2001	46	2,943	1,700	---	---	4,689

John R. Gatzke	2003	---	---	$6,000	$1,500	---	$7,500
	2002	---	---	5,521	---	---	5,521
	2001	82	2,306	1,700	1,000	127	5,215

Kevin W. Hughes	2003	---	---	$3,979	---	---	$3,979
	2002	---	---	1,126	---	---	1,126
	2001	---	2,138	1,700	---	127	3,965

Edward A. Luther	2003	---	---	$3,650	$1,000	---	$4,650
	2002	---	---	3,354	---	---	3,354
	2001	141	2,306	1,050	---	---	3,497

Option/SAR Grants in Last Fiscal Year

          Downey did not grant any options or stock appreciation rights to the Named Executives during 2003.

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Option Exercises and Holdings

          The following table provides information with respect to the Named Executives concerning the exercise of options during 2003 and unexercised options held by the Named Executives as of December 31, 2003:

Aggregated Option Exercises in 2003
and Year-End Option Values

	Number of		Number of	Value of
	Shares		Securities Underlying	Unexercised
	Acquired	Value	Options	In-the-Money Options
Name	on Exercise	Realized	at 12/31/03 (1)	at 12/31/03 (2)

Daniel D. Rosenthal	----	----	38,167	$1,019,416
Jane Wolfe	----	----	26,536	633,215

(1) All of the unexercised options were exercisable as of December 31, 2003.
(2) The value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on December 31, 2003 ($49.30 per share) and the exercise price of the options, multiplied by the number of shares subject to the option.

Director Compensation

           Annual Compensation

          Currently, directors who are not employees of Downey or the Bank receive (i) an annual retainer of $24,000 payable monthly or quarterly, at the director’s option, (ii) an attendance fee of $1,000 for each Board meeting held on a regular Board meeting day, and (iii) an attendance fee of $1,000 for each meeting of a Downey or Bank committee or $500 for each meeting of DSL Service Company’s Board held on a day other than a regular Board meeting day. Non-employee directors who review the Thrift Financial Reports and Consolidated Maturity/Rate Reports, required to be filed quarterly with the Office of Thrift Supervision, also receive a $500 fee per quarter in connection with the review and execution of those regulatory reports. The Chairmen of Downey’s Audit and Compensation Committees each receive an additional annual retainer of $5,000 and $3,000, respectively. The Chairman of Downey’s and the Bank’s Boards is entitled to receive an additional annual retainer of $2,500, respectively. Downey’s and the Bank’s Chairman has declined to accept these additional annual retainers. Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties. Furthermore, directors are entitled to participate in and receive the medical benefit coverage provided to the Bank’s employees.

           Director Retirement Benefits Plan

          During 2003, the Board approved a revised Director Retirement Benefits Plan (the "DRB Plan"). To be eligible for the DRB Plan benefits, the director must have retired from the Board, not been an employee of Downey or the Bank while a director, and served as a director for a minimum of either three years (if he or she joined the Board before April 23, 2003) or five years (if he or she joined the Board on or after April 23, 2003). The total benefit an eligible director receives under the DRB Plan equals one-third of the months the director served (up to a maximum of 60 months) multiplied by the average monthly director compensation received during the 36 months preceding retirement. The total benefit will be paid to each eligible director or his or her designated beneficiary, in 60 equal monthly installments, without interest, beginning the month after retirement. If a majority interest of Downey’s outstanding stock is transferred or acquired (other than by will or by the laws of descent and distribution), then the entire earned benefit becomes payable immediately, and the three-year (or five

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year) minimum service requirement does not apply. If a retired director so requests, Downey, at its option, may make a single lump-sum payment of the total benefit. Any such accelerated payment would be discounted to the present value at the interest rate then in effect for the Bank’s two-year certificates of deposit.

           Founder Retirement Agreement

          On December 21, 1989, the Bank entered into a retirement agreement (the "Founder Retirement Agreement") with Mr. McAlister, pursuant to which Mr. McAlister’s compensation was $32,167 per month, which payments commenced upon Mr. McAlister’s retirement as President of DSL Service Company, a subsidiary of the Bank, in 1993. The Founder Retirement Agreement provides for adjustments to compensation payments every three years, based on the Consumer Price Index, as defined under the Founder Retirement Agreement. Pursuant to these adjustments, Mr. McAlister’s compensation was adjusted to $39,210 per month, effective as of July 1, 2003.

          During 2000, in consideration and in recognition of Mr. McAlister having completed more than thirty years of service and his continuing involvement with the growth of Downey and the Bank, the Bank agreed to amend the Founder Retirement Agreement pursuant to which Mr. McAlister and the Bank agreed that Mr. McAlister would be entitled to receive monthly compensation for so long as Mr. McAlister lives but not less than 120 months from June 28, 2000. Thus, the payments will be made to Mr. McAlister’s estate through June 2010 should he die prior to that date. During 2003, Mr. McAlister received $491,648 under the Founder Retirement Agreement. If a majority interest of Downey’s Common Stock is transferred or acquired, then such compensation shall continue as scheduled or, at Downey’s option, a lump-sum payment equal to the then present value of any remaining compensation shall be paid.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

          The current members of the Nominating and Corporate Governance Committee ("NCGC") are Cheryl E. Olson, Chair, Maurice L. McAlister and Brent McQuarrie. The Board has determined that each member of the NCGC is independent under applicable listing standards. During 2003 and 2004, and in accordance with SEC and NYSE requirements, the Board approved (i) a written charter for the NCGC; (ii) corporate governance guidelines; (iii) a code of ethical conduct for directors and financial officers; and (iv) a code of ethical conduct for all employees. Items (i)-(iii) and a summary of item (iv) are available on Downey’s website at www.downeysavings.com by clicking on "Investor Relations" and then "Corporate Governance."

          During 2003, independent directors met (without management) two times and have scheduled quarterly meetings in 2004.

          Nomination of Director Candidates

          The NCGC is primarily responsible for identifying qualified director candidates, including shareholder nominees, and the NCGC considers, among other things, a candidate’s age, diversity, skills, background, experience and ability to represent the long-term interests of shareholders as a whole.

          The NCGC will consider shareholder nominations for director in accordance with Downey’s Bylaws. The nominating shareholder must be eligible to vote for the election of directors at the annual meeting for which the shareholder’s director candidate is nominated. To be timely, a shareholder’s nomination must be delivered to or received at Downey’s principal executive offices not less than 20 days prior to the annual meeting; provided, however, that if Downey gives shareholders less than 30 days’ notice of the date of the annual meeting (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board), to be timely Downey must receive the shareholder nomination by the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such shareholder’s nomination notice shall set forth as to each director nominee (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; and (iii) such nominee’s written consent to serve as a director, if elected; and as to the shareholder giving the notice (i) the name and address of such shareholder; and (ii) the class and number of shares of Downey which are owned of record by such shareholder.

          At the request of the Board, any person nominated by the Board for election as a director shall furnish to the General Counsel/Corporate Secretary of Downey the information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the NCGC and by shareholders shall be provided for use at the annual meeting. If the NCGC fails or refuses to act at least 20 days prior to the annual meeting, nominations for directors may be made at the Annual Meeting by any shareholder entitled to vote and shall be voted upon. No person shall be elected as a director of Downey unless nominated in accordance with the procedures set forth in this section.

          The only new director nominated this year is Marangal I. Domingo, who was appointed as President and Chief Executive Officer of Downey and the Bank effective February 2, 2004. The non-management directors of Downey nominated Mr. Domingo to become a director of Downey and the Bank.

          Downey does not currently employ or pay a fee to any third party to assist in identifying or evaluating director candidates. The Board has not rejected any director candidates proposed by a shareholder (or group of shareholders) who beneficially owned more than 5% of Downey’s Common Stock for at least one year at the time of such nomination.

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          Shareholder-Director Communications

          The Board welcomes communications from shareholders. You may send communications to the Board or any particular directors(s) in care of Downey’s General Counsel/Corporate Secretary, 3501 Jamboree Road, North Tower, Newport Beach, California 92660, who shall forward the communications to the director(s) and may review such communications and distribute a copy to Downey’s senior management.

          Directors’ Attendance at Annual Meeting

          The Board has a policy that all directors should attend the annual meeting of shareholders. All incumbent directors and nominees attended the annual meeting in April 2003.

Respectfully submitted,

Cheryl E. Olson, Chairman
Maurice L. McAlister
Brent McQuarrie

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PERFORMANCE GRAPH

          The table below compares the performance of Downey with that of the S&P 500 composite index and the selected Peer Group. The selected Peer Group is SNL Securities’ Western Thrift Index for 27 publicly traded savings institution holding companies. The following table assumes $100 invested on December 31, 1998 in Downey, the S&P 500 and equally in the companies in the Peer Group, and assumes reinvestment of dividends on a daily basis.

Comparison of 5-year Cumulative Total Return
Downey, S&P 500 Index and Peer Group

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Certain Business Relationships

          During 2003, employees of Downey and the Bank provided accounting and related services to Maurice L. McAlister, Chairman of Downey’s Board of Directors, certain members of Mr. McAlister’s family and certain of his controlled affiliates. The aggregate value of these services was approximately $70,046. Downey and the Bank have been fully reimbursed for the services provided.

          From time to time, the Bank’s Board has approved having the Bank enter into commercial leases with California partnerships in which Lester C. Smull, a director of Downey and the Bank, is the managing general partner. These commercial leases are for a total of four Bank branches, one each in Huntington Beach, Dana Point, Chino and Mission Viejo, California. The Bank’s aggregate rental obligations on the four leases as of February 2004 is approximately $26,135 per month. Management believes that the terms of the leases, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a non-affiliated person.

Loans to Management and Directors

          The Bank offers loans to directors, officers and employees of Downey, the Bank and their respective subsidiaries. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability or present other unfavorable features. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons.

          Over a period of approximately 27 years, the Bank has made various loans to Director Smull, in his individual capacity, to the Smull Family Trust and to a number of California partnerships in which Director Smull is a managing general partner. As of December 31, 2003, the Bank had loans outstanding to Director Smull or his related partnerships in an aggregate amount of approximately $19.3 million. Each of the loans to Director Smull or his related partnerships (i) was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons; and (ii) did not involve more than the normal risk of collectability or present other unfavorable features.

          On December 20, 2000, the Bank made a loan to Director Kouri and his wife Bobbie Jean Kouri in the amount of $260,000, secured by 13,639 shares of Downey stock held by the Kouris. As of December 31, 2003, the outstanding balance of the loan was $229,944.

          The Bank has made various loans to McMillin Companies, LLC, where Director Hunter is Executive Vice President of Planning and Acquisition. As of December 31, 2003, the Bank had loans outstanding to McMillin Companies, LLC and related entities in an aggregate amount of $16.7 million. In addition, DSL Service Company has equity investments in real estate ventures associated with McMillin Companies, LLC, specifically (as of December 31, 2003) a $13.2 million investment in McMillin Morgan Hill, LLC and a $5.6 million investment in Cristal @ Morgan Hill, LLC. Each of the loans to, and equity investments with, the McMillin-related entities (i) was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons; and (ii) did not involve more than the normal risk of collectability or present other unfavorable features.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          At the close of business on February 27 2004, the record date for the Annual Meeting, there were 27,953,747 shares of Downey’s Common Stock outstanding and entitled to vote, all of one class, and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, either present in person or represented by proxy, constitute a quorum for the Annual Meeting.

Principal Shareholders

          Information concerning the owners of more than 5% of the outstanding Common Stock as of the record date for the Annual Meeting follows:

		Percent of
	Amount/Nature of	Outstanding
Name/Address	Beneficial Ownership	Stock

McAlister Family Trust (1)	5,630,760	20.1%
3501 Jamboree Road
Newport Beach, CA 92660

Gerald H. McQuarrie Family Trusts (2)	1,559,891	5.6%
Hawkins, Cloward & Simister
1095 South 800 East, Suite #1
Orem, UT 84097

Columbia Wanger Asset Management, L.P. (3)	1,417,700	5.1%
227 West Monroe Street, Suite 3000
Chicago, IL 60606

(1) Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares.
(2) Oneida B. McQuarrie-Gibson serves as Trustee for the Gerald H. McQuarrie Family Trusts. This figure includes 1,138,086 shares held by the Gerald H. McQuarrie Non-Exempt Marital Trust; 98,379 shares held by OBM-Sandie, Ltd; 92,743 shares held by OBM-Brent, Ltd.; 86,279 shares held by OBM-Scott, Ltd.; 76,150 shares held by the Gerald H. McQuarrie Exempt Marital Trust; 61,038 shares held by the Oneida B. McQuarrie-Gibson Survivors Trust; and 7,216 shares held by the Gerald H. McQuarrie By-Pass Trust.
(3) Information based upon Schedule 13G, filed on February 10, 2004 with the SEC by Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc.

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Equity Compensation Plan Information

          The following table summarizes information as of year-end 2003 and 2002 relating to equity compensation plans of Downey pursuant to which grants of options, restricted stock, or other rights to acquire shares have been or may be granted, all of which have been approved by security holders.

	Number of securities		Number of securities
	to be issued	Weighted average	remaining available
	upon exercise of	exercise price of	for future issuance under
Plan category	outstanding options	outstanding options	equity compensation plans

December 31, 2003:
Equity compensation plans
approved by security
holders	92,475	$23.67	131,851

December 31, 2002:
Equity compensation plans
approved by security
holders	92,475	$23.67	131,851

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires Downey’s and, as may be determined, the Bank’s and their respective subsidiaries’ executive officers, directors and persons who own more than ten percent (10%) of Downey’s Common Stock, to file with the SEC and the NYSE reports of ownership of Downey securities and changes in reported ownership. Officers, directors and greater than ten percent (10%) shareholders are required by SEC rules to furnish Downey with copies of all Section 16(a) reports they file.

          Based solely on a review of the reports furnished to Downey, or written representations from reporting persons that all reportable transactions were reported, Downey believes that during the period January 1, 2003 to December 31, 2003, Downey’s officers, directors and greater than ten percent (10%) owners timely filed all reports they were required to file under Section 16(a).

PROPOSALS OF SHAREHOLDERS

          It is presently anticipated that the 2005 annual meeting of shareholders will be held in April 2005. Shareholders desiring to exercise their rights under the proxy rules to submit shareholder proposals are advised that their proposals must be received by Downey no later than November 15, 2004, in order to be eligible for inclusion in Downey’s proxy statement relating to that meeting. Shareholders desiring to submit proposals pursuant to the proxy rules should submit their proposals to the General Counsel/Corporate Secretary, Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660.

ANNUAL REPORT TO SHAREHOLDERS

          Downey’s Annual Report to Shareholders and Report on Form 10-K, which includes the consolidated financial statements and related notes thereto, accompanies this Proxy Statement.

          Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge from our internet site, www.downeysavings.com, by clicking on "Investor Relations" located on our home page and proceeding to "Corporate Filings."

          SINGLE COPIES OF DOWNEY’S ANNUAL REPORT TO SHAREHOLDERS, AND REPORT ON FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED, FREE OF CHARGE, UPON WRITTEN REQUEST TO: DOWNEY FINANCIAL CORP., 3501 JAMBOREE ROAD, NEWPORT BEACH, CALIFORNIA 92660, ATTENTION: GENERAL COUNSEL/CORPORATE SECRETARY.

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OTHER BUSINESS

Presented by Management

          As of the date of this Proxy Statement, the management of Downey does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment. Additional business may be properly brought before the Annual Meeting by or at the direction of a majority of Downey’s Board.

Presented by Shareholders

          Pursuant to Downey’s Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at the Annual Meeting as are properly brought before the Annual Meeting. For any new business proposed by management to be properly brought before the Annual Meeting such new business shall be approved by the Board, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the General Counsel/Corporate Secretary of Downey at least 60 days before the date of the Annual Meeting, and all business so stated, proposed and filed shall be considered at the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless properly brought before the Annual Meeting, such proposal shall not be acted upon at the Annual Meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the General Counsel/Corporate Secretary of Downey. To be timely, a shareholder’s notice must be delivered to or received at the principal executive offices of Downey not less than 120 calendar days before the date Downey’s proxy statement is released to shareholders in connection with the previous year’s annual meeting of shareholders, except that, if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder’s notice to the General Counsel/Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business, and (iii) the class and number of shares of Downey which are owned of record by the shareholder. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Downey’s Bylaws.

Gary F. Torrell
General Counsel/Corporate Secretary

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APPENDIX A

DOWNEY FINANCIAL CORP.
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.          Audit Committee Purpose

          The Audit Committee shall be appointed by the Board of Directors, to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

  Monitor the integrity of the financial reporting process, financial statements and systems of internal controls regarding finance, accounting, and legal compliance as to Downey Financial Corp. and its subsidiaries (individually "DFC" and with DFC’s subsidiaries, collectively called "Downey");
  Monitor the independence, qualifications and performance of Downey’s independent auditors, the performance of the internal auditing department, and the internal asset review function;
  Facilitate communication among the independent auditors, management, the internal auditing department, the internal asset review department, and the Board;
  Assist the Board in monitoring Downey’s compliance with legal and regulatory requirements; and
  Prepare any report required by the rules of the United States Securities and Exchange Commission ("SEC") to be included in DFC’s annual proxy statement.

          The Audit Committee may conduct any investigation it deems appropriate to fulfill its responsibilities, and shall have direct access to the independent auditors as well as anyone within Downey. The Audit Committee shall have the sole authority to appoint or replace the independent auditors, subject to any required shareholder ratification. The Audit Committee may retain, at Downey’s expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. Downey shall provide for appropriate funding, as determined by the Audit Committee, to compensate the independent auditors and any advisors the Audit Committee employs.

II.          Audit Committee Composition and Meetings

          Audit Committee members shall satisfy the requirements for independence and expertise established by the New York Stock Exchange, Inc., in Rule 10A-3 of the Securities Exchange Act of 1934 ("Exchange Act") and other rules and regulations of the SEC. The Audit Committee shall be comprised of at least three directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by DFC’s Board in its business judgment. At least one member of the Audit Committee shall have accounting or related financial management expertise.

          The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet periodically (at least annually) in separate executive sessions with management, the Director of Internal Audit, the Director of Internal Asset Review, the independent auditors, and as a committee to discuss any matters that the Committee or each of those groups believe should be discussed. In addition, the Audit Committee shall communicate with management and the independent auditors quarterly to review Downey’s financial statements and significant findings based upon the independent auditors’ review.

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III.          Audit Committee Responsibilities and Duties

          The Audit Committee shall:

1.  Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.
2.  Review and discuss with management and the independent auditors Downey’s quarterly and annual audited financial statements, including disclosures made in management’s discussion and analysis prior to filing or distribution and recommend to the Board whether the audited financial statements should be included in DFC’s form 10-K. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.
3.  Consider the integrity of Downey’s financial reporting processes and controls, in consultation with the management, the independent auditors, and the internal auditors. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Internal Audit Department together with management’s responses.
4.  Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of Downey’s financial statements, including any significant changes in Downey’s selection or application of accounting principles, any major issues as to the adequacy of Downey’s internal controls and any special steps adopted in light of any material control deficiencies identified.
5.  Discuss with management and the independent auditors the effect(s) of regulatory and accounting initiatives as well as off-balance sheet structures on Downey’s financial statements.
6.  Review with financial management and the independent auditors Downey’s quarterly financial results and earnings guidance, if any, prior to the release of earnings and/or DFC’s quarterly financial statements, (including the results of the independent auditors’ reviews of the financial statements,) prior to distribution and filing of the Form 10-Q.
7.  Review and discuss quarterly reports from the independent auditors on: all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.
8.  Discuss any significant changes to Downey’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.
9.  Review the independence and performance of the independent auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of independent auditors when circumstances warrant.
10.  Assume direct responsibility for the compensation and oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for purposes of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Downey by its independent auditors, subject to the de

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minimus exceptions for non-audit services described in Section 10A(I)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.
11.  Annually obtain a written statement from the independent auditors delineating all relationships between the independent auditors and Downey. Engage in an ongoing dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.
12.  Set clear policies for the hiring of employees or former employees of the independent auditors who participated in any capacity in any audit of Downey.
13.  Review the independent auditors’ audit plan; discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach and meet with the independent auditors prior to the audit.
14.  Prior to releasing the year-end earnings and financial statements, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.1 Consider the independent auditors’ judgments about the quality and appropriateness of DFC’s accounting principles as applied in its financial reporting. Obtain assurance that Section 10A(b) of the Exchange Act has not been implicated.
15.  Evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Obtain and review a report from the independent auditors at least annually describing (a) the independent auditors’ internal quality control procedures, (b) any material issues raised by the most recent internal quality control review or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and Downey. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the independent auditors’ quality controls are adequate and the provisions of permitted non-audit services to Downey is compatible with maintaining the independent auditors’ independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

1 Statement of Auditing Standards (SAS) No. 61 requires auditors to discuss certain matters with audit committees. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:
  The auditors’ responsibility under Generally Accepted Auditing Standards (GAAS);
  Significant accounting policies;
  Management’s judgments and accounting estimates;
  Significant audit adjustments;
  Other information in documents containing audited financial statements;
  Disagreements with management – including accounting principles, scope of audit, disclosures;
  Consultation with other accountants by management;
  Major issues discussed with management prior to retention; and
  Difficulties encountered in performing the audit.

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16.  Review and discuss with the independent auditors and management policies with respect to risk assessment and risk management, the Internal Audit Department responsibilities, audit plan, organizational structure, qualifications, activities, budget and staffing and any recommended changes in the planned scope of internal audits.
17.  Review the appointment, if applicable, performance, and if necessary, replacement of the Director of Internal Audit, and the Director of Internal Asset Review, both of whom shall report directly to the Audit Committee. For administrative purposes only, the Director of Internal Audit and the Director of Internal Asset Review shall report to the Director of Compliance and Risk Management and the Chief Executive Officer.
18.  Review significant reports prepared by the Internal Audit and Internal Asset Review Departments together with management’s response and follow-up to these reports.
19.  Obtain reports from management, Downey’s senior auditing executive and the independent auditors, concerning Downey’s conformity with applicable legal requirements.
20.  Discuss with management and the independent auditors any correspondence with regulators or other governmental agencies and any published reports which raise material issues regarding Downey’s financial statements or accounting policies.
21.  At least annually, review with Downey’s legal counsel any legal matters that could have a significant impact on Downey’s financial statements, Downey’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.
22.  Annually prepare a report to shareholders as required by the SEC. The report should be included in DFC’s annual proxy statement and state whether the Audit Committee has:
  Reviewed and discussed the audited financial statements with management;
  Discussed with the independent auditors the matters required to be discussed by SAS 61;
  Received certain disclosures from the independent auditors regarding their independence; and
  Recommended that the Board include the audited financial statements in the annual report filed with the SEC.
23.  Establish procedures for Downey’s general counsel to receive, retain and address complaints Downey receives regarding accounting, internal accounting controls, or auditing matters, and any confidential, anonymous submissions by Downey employees regarding questionable accounting or auditing matters.
24.  Maintain minutes of meetings and periodically report to the Board.
25.  Evaluate the Audit Committee’s performance annually.
26.  Review with the independent auditors any audit problems or difficulties and management’s response.
27.  Perform any other activities consistent with this Charter, DFC’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that DFC’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

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DOWNEY FINANCIAL CORP.

Audit Committee Meeting Agenda Guidelines

Scheduled Meetings
		Apr.	Jul.	Oct.	Jan.-Feb.

I.	Audit Committee Purpose
	Conduct special investigations	*	*	*	*

II.	Audit Committee Composition and Meetings
1.	Assess independence and financial literacy of audit committee				X
2.	Establish number of meetings				X
3.	Audit Committee Chair to establish meeting agenda	X	X	X	X
4.	Enhance financial literacy – update on current financial events	X	X	X	X
5.	Executive session with auditors, internal audit, mgmt., committee	*	*	*	*

III.	Audit Committee Responsibilities and Duties
1.	Review Charter, publish in proxy				X
2.	Review annual financial statements-discuss with mgmt., auditors				X
3.	Consider internal controls and financial risks	X	X	X	X
4.	Review quarterly results and findings	X	X	X	X
5.	Recommend appointment of auditors				X
6.	Approve audit fees				X
7.	Discuss auditor independence				X
8.	Review auditor plan				X
9.	Discuss year-end results, SAS 61 report				X
10.	Discuss quality of accounting principles	*	*	*	X
11.	Review internal audit plan				X
12.	Review appointment, performance of Director of Internal Audit				X
13.	Review significant internal audit reports	X	X	X	X
14.	Review legal matters with counsel	*	*	*	X
15.	Prepare report to shareholders				X
16.	Perform other activities as appropriate	*	*	*	*
17.	Maintain minutes and report to Board	X	X	X	X

X= Recommended timing
*= As needed

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APPENDIX B

Downey Financial Corp.
Audit Committee Pre-Approval Policy

          I.          STATEMENT OF PRINCIPLES

          The Audit Committee of Downey Financial Corp. ("DFC") is required to pre-approve audit and non-audit services performed by the independent auditor to assure that such services do not impair the auditor’s independence. Unless a type of service has received specific pre-approval by the Audit Committee, the independent auditor may not be engaged. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

          This Policy describes the audit related and tax services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

          The Audit Committee will consider and, as appropriate approve outside this Policy, the audit services performed by the independent auditor, including the scope of such services and the fees to be paid to the independent auditor.

          The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor. For any Audit-Related Services, Tax Services or Non-Audit Services beyond those described in this Policy, the Audit Committee has delegated to the Chairman of the Audit Committee pre-approval authority for such services. The Audit Committee may delegate pre-approval authority to one or more of its members beyond the Chairman. The member(s) to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

          Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

          II.          AUDIT-RELATED SERVICES

          Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of DFC’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed below. All other Audit-related services not listed below must be separately pre-approved by the Audit Committee.

                    Pre-approved Audit-related services:

1.          Issuing so-called "Comfort Letters" to verify loan delinquency information which Downey provides investors who purchase loans from Downey and securitize the loans in the secondary market. The investors requesting the Comfort Letters reimburse Downey for the fees the independent auditor charges. Despite this reimbursement, the pre-approved fees cannot exceed $50,000 for any calendar year.

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          III.          TAX SERVICES

          The Audit Committee believes that the independent auditor can provide Tax services to DFC such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. The Audit Committee has pre-approved the Tax services listed below. All Tax services involving large and complex transactions not listed below must be separately pre-approved by the Audit Committee.

                    Pre-approved Tax services:

1.          U.S. federal, state and local tax planning, advice and compliance, with annual fees not to exceed $40,000 for any calendar year.

          IV.          PROHIBITED NON-AUDIT SERVICES

          A list of the SEC’s prohibited non-audit services is attached to this Policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

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Exhibit 1

Prohibited Non-Audit Services

  Bookkeeping or other services related to the accounting records of financial statements or the audit client1
  Financial information systems design and implementation1
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports1
  Actuarial services1
  Internal audit outsourcing services1
  Management functions
  Human resources
  Broker-dealer, investment adviser or investment banking services
  Legal services
  Expert services unrelated to the audit

1 However, these non-audit services are permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures.

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ANNUAL MEETING OF SHAREHOLDERS OF

DOWNEY FINANCIAL CORP.

April 28, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.    PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

					FOR	AGAINST	ABSTAIN
1. Elect three Class 3 Directors for terms of three years each:			2.	Ratify the appointment of KPMG LLP as auditors for the year 2004; and	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡Brent McQuarrie
		¡James H. Hunter	3.	OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.
☐	WITHHOLD AUTHORITY	¡Marangal I. Domingo
FOR ALL NOMINEES
☐	FOR ALL EXCEPT

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED AT LEFT. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF DOWNEY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

(See instructions below)

The undersigned shareholder hereby ratifies and confirms that Maurice L. McAlister, Cheryl E. Olson and/or their substitues, shall lawfully act in accordance with this proxy by virtue hereof, and hereby revokes all proxies heretofore given by the shreholder to vote at the Annual Meeting. The shareholder hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

Please check here if you plan to attend the meeting.☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of shareholder		Date:		Signature of Shareholder	Date:
NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

DOWNEY FINANCIAL CORP.
ANNUAL MEETING OF SHAREHOLDERS - APRIL 28, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder of Downey Financial Corp. ("Downey") hereby nominates, constitutes and appoints Maurice L. McAlister and Cheryl E. Olson, and each of them, the attorney, agent and proxy of the shareholder, with full power of substitution, to vote all stock of the Downey which the shareholder is entitled to vote at the Annual Meeting of Shareholders of Downey (the "Annual Meeting") to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, on April 28, 2004 at 10:00 a.m., local time, and any adjournments thereof, as fully and with the same force and effect as the shareholder might or could do if personally thereat, as follows:

This proxy will be voted "FOR" the election of all three director nominees and "FOR" the ratification of the appointment of KPMG LLP as auditor for the year 2004 unless authority to do so is withheld.

(Continued and to be signed on the reverse side)

NAVIGATION   LINKS

TABLE OF CONTENTS

  PROXY STATEMENT
  RECORD DATE AND VOTING OF SHARES
  VOTING AND REVOCATION OF PROXIES
  SOLICITATION OF PROXIES
  PROPOSAL 1. ELECTION OF DIRECTORS
    Information Concerning Nominees and Directors
    Nominees for Election at this Meeting, as Class 3 Directors, to Terms Expiring in 2007
    Class 1 Directors Whose Present Terms Continue until 2005
    Class 2 Directors Whose Present Terms Continue until 2006
    Retiring Director
  PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS
  BOARD COMMITTEES AND MEETING ATTENDANCE
  DIRECTOR INDEPENDENCE
  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
  EXECUTIVE OFFICERS
  AUDIT COMMITTEE REPORT
    Audit Philosophy
    Fees
  COMPENSATION COMMITTEE REPORT
    Compensation Philosophy
    2003 Compensation Programs
  COMPENSATION
    Executive Compensation
    Option/SAR Grants in Last Fiscal Year
    Option Exercises and Holdings
    Director Compensation
  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT
  PERFORMANCE GRAPH
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
    Transactions with Management and Certain Business Relationships
    Loans to Management and Directors
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
    Principal Shareholders
    Equity Compensation Plan Information
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  PROPOSALS OF SHAREHOLDERS
  ANNUAL REPORT TO SHAREHOLDERS
  OTHER BUSINESS
    Presented by Management
    Presented by Shareholders

  APPENDIX A - Downey Financial Corp. Audit Committee and Committee’s Charter
  APPENDIX B - Downey Financial Corp. Audit Committee Pre-Approval Policy

  Proxy Card